UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2015

Steel Excel Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-15071	94-2748530
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1133 Westchester Avenue, Suite N222, White Plains, New York		10604
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (914) 461-1300

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry Into a Material Definitive Agreement.

On December 8, 2015, Steel Excel Inc. (the “Company”) entered into the Third Amendment (the “Third Amendment”) to the Tax Benefits Preservation Plan (the “Plan”) with American Stock Transfer & Trust Company, LLC.  The Third Amendment provides that American Stock Transfer & Trust Company, LLC will serve as the Rights Agent under the Plan.  All of the other terms and conditions of the Plan, as previously amended by amendment number one and amendment number two, remain in full force and effect.

Item 3.03.     Material Modification to Rights of Security Holders.

The information contained in Item 1.01 is incorporated by reference into this Item 3.03.

Item 9.01.    Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description
4.1	Third Amendment to the Tax Benefits Preservation Plan, dated as of December 8, 2015, between the Company and American Stock Transfer & Trust Company, LLC.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: December 10, 2015	Steel Excel Inc.

	By:	/s/ James F. McCabe, Jr.
	Name:	James F. McCabe, Jr.
	Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description
4.1	Third Amendment to the Tax Benefits Preservation Plan, dated as of December 8, 2015, between the Company and American Stock Transfer & Trust Company, LLC.